                                                                    EXHIBIT 99.d

                                [AHL LETTERHEAD]


             AMERICAN HERITAGE LIFE INVESTMENT CORPORATION ANNOUNCES $10 MILLION CAPITAL CONTRIBUTION TO COLUMBIA UNIVERSAL LIFE


         JACKSONVILLE, FLORIDA; March 4, 1997 -- American Heritage Life Investment Corporation (NYSE-AHL), through its principal subsidiary, closed its transaction and thus acquired Columbia Universal Life Insurance Company on March 3, 1997. Today, March 4, AHL announced that it has made a $10 million capital contribution to Columbia Universal Life Insurance Company.

         In commenting on the investment, T. O'Neal Douglas, Chairman and Chief Executive Officer of AHL, said, "This investment makes a strong statement about our commitment to the future growth of Columbia Universal Life. We see great opportunities for our combined operations with Columbia now being strongly capitalized."

         Mike Pinkham, Chief Executive Officer of Columbia Universal Life, added, "The new capital makes our company an even more secure financial institution, and sets the stage for future growth. We are optimistic that it will also improve Columbia's position in the rating community."

         American Heritage Life Investment Corporation is a life insurance-oriented holding company, based in Jacksonville, Florida, whose principal subsidiary is American Heritage Life Insurance Company. Columbia Universal Life Insurance Company is a Texas-based provider of individual life insurance, annuity and supplemental health products owned by American Heritage Life Insurance Company.


                                       ##

                                   EXHIBIT A


First Union National Bank
  reverse repo agreement                      $20,000,000


current interest rate                                6.10%
repricing date                                    6-19-97

Assets pledged:

                                              Book Value
                                               12-31-96
                                               --------

   GNMA Pool  #346153                         $11,624,742
   GNMA Pool  #182620                           5,083,473
   GNMA Pool  #219760                           1,263,570
   GNMA Pool  #362122                           2,025,807
   GNMA Pool  #329119                           1,180,307
                                              -----------
                                              $21,177,899
                                              -----------

                                   EXHIBIT B


First Union National Bank
reverse repo agreement                       $20,000,000

current interest rate                               6.10%
repricing date                                   6-19-97